News Release

Trustmark Corporation Announces 2011 Financial Results
and Declares $0.23 Quarterly Cash Dividend

Jackson, Miss. – January 24, 2012 – Trustmark Corporation (NASDAQ:TRMK) announced net income available to common shareholders of $106.8 million for the year ended December 31, 2011, which represented diluted earnings per common share of $1.66, an increase of 5.7% compared to figures one year earlier.  Trustmark’s performance during 2011 produced a return on average tangible common equity of 12.25% and a return on average assets of 1.11%.  In the fourth quarter of 2011, Trustmark’s net income available to common shareholders totaled $24.3 million, which represented diluted earnings per common share of $0.38.  Trustmark’s Board of Directors declared a quarterly cash dividend of $0.23 per common share payable March 15, 2012, to shareholders of record on March 1, 2012.

Gerard R. Host, President and CEO, stated, “Trustmark achieved strong financial performance in 2011, particularly in light of the current economic and regulatory environments.  We experienced significant improvement in credit quality as reflected by a 17.5% reduction in nonperforming assets, a 40.0% reduction in provisioning for loan losses, and a 43.6% reduction in net charge-offs relative to the prior year.  We also made additional inroads in building and strengthening customer relationships as our deposit base increased $521.8 million, or 7.4%, to $7.6 billion at year end 2011.

“We remained active on the acquisition front in 2011.  In April, we completed an FDIC assisted transaction of a 90 year-old financial institution with $204.3 million in deposits in Carthage, MS.  In November, we announced a merger with Bay Bank & Trust Company, a 76 year-old financial institution with assets of $247.0 million in Panama City, FL.  We anticipate this transaction will close during the first quarter of 2012.

“Thanks to our dedicated associates, solid profitability and strong capital base, Trustmark remains well-positioned to continue meeting the needs of our customers and take advantage of opportunities to create value for our shareholders.”

Credit Quality
•	Classified and criticized loans declined $30.1 million and $17.9 million, respectively, relative to the prior quarter
•	ORE levels declined $10.5 million from the prior quarter
•	Net charge-offs totaled $6.0 million in the fourth quarter and represented 0.40% of average loans

During the fourth quarter, nonperforming loans, excluding covered loans (loans with FDIC loss share agreements), increased $10.9 million relative to the prior quarter to total $110.5 million, or 1.82% of total loans.  This increase is principally attributable to two credits in the Texas market, which are well-secured based upon current appraisals.  Nonperforming loans in Trustmark’s Florida market declined to $23.0 million, marking seven consecutive quarters of improvement.  Foreclosed other real estate, excluding covered ORE (ORE covered by FDIC loss share agreements), decreased $10.5 million, or 11.8%, from the prior quarter to total $79.1 million.  Collectively, nonperforming assets totaled $189.5 million at December 31, 2011.  Trustmark continued to make progress in the resolution of nonperforming assets as balances during the last 12 months decreased $40.1 million, or 17.5%, including a $33.2 million reduction in the Florida market.

Net charge-offs during the fourth quarter totaled $6.0 million and represented 0.40% of average loans, excluding covered loans.  The provision for loan losses, excluding covered loans, totaled $6.1 million.  During the fourth quarter, Trustmark experienced a $30.1 million, or 8.7%, decline in classified loans and a $17.9 million, or 4.3%, decline in criticized loans relative to the prior quarter.  Relative to figures one year earlier, classified loan balances decreased $77.3 million, or 19.7%, while criticized loan balances decreased $80.7 million, or 16.8%.

Allocation of Trustmark’s $89.5 million allowance for loan losses, excluding covered loans, represented 1.91% of commercial loans and 0.76% of consumer and home mortgage loans, resulting in an allowance to total loans of 1.53% as of December 31, 2011.  The allowance for loan losses represented 194.2% of nonperforming loans, excluding impaired loans.  All of these ratios exclude covered loans and covered other real estate.

Trustmark continued to make significant progress in the resolution of its construction and land development portfolio in Florida.  During the last 12 months, this portfolio was reduced by 27.7% to total $95.5 million.  At December 31, 2011, the associated reserve for loan losses on this portfolio totaled $10.5 million, or 11.0%.  Trustmark remains focused on managing credit risks resulting from current economic and real estate market conditions.

Capital Strength
•	Tangible common equity to tangible assets totaled 9.66%
•	Total risk-based capital ratio totaled 16.67%

Consistent profitability of Trustmark’s diversified financial services business, coupled with prudent balance sheet management, continued to be reflected in its solid capital position.  At December 31, 2011, tangible common equity totaled $909.9 million and represented 9.66% of tangible assets while the total risk-based capital ratio was 16.67%.  Trustmark’s strong capital base provides strategic flexibility to support organic growth as well as acquisition opportunities that strengthen the value of the franchise.

Balance Sheet Management
•	Total loans increased $71.5 million relative to the prior quarter
•	Average earning assets increased to $8.6 billion in the fourth quarter
•	Net interest income (FTE) totaled $92.7 million in the fourth quarter

Loans, including loans held for investment and covered loans, totaled $5.9 billion at December 31, 2011, an increase of $71.5 million from the prior quarter.  During the fourth quarter, Trustmark’s commercial and industrial loan portfolio expanded $56.8 million while 1-4 family residential mortgage loans and other loans increased $42.7 million and $21.5 million, respectively.  This growth was offset in part by a $22.0 million reduction in indirect auto lending, a $14.5 million decline in nonfarm, nonresidential lending, and a $7.6 million reduction in construction and land development lending.

Average earning assets during the fourth quarter increased $86.3 million, or 1.0%, relative to the prior quarter to total $8.6 billion; growth was attributable to an increase in investment securities and loans.  Average deposits decreased $80.5 million, or 1.1%, relative to the prior quarter to total $7.5 billion as growth in noninterest-bearing deposits was more than offset by a seasonal decrease in public funds.  Average noninterest-bearing deposits increased 4.7% to represent 25.2% of average deposits in the fourth quarter of 2011.

Prudent asset and liability management, including disciplined loan and deposit pricing, continued to produce solid net interest income and a strong net interest margin.  Net interest income (FTE) totaled $92.7 million during the fourth quarter, an increase of $3.4 million from the prior quarter, which resulted in a net interest margin of 4.28%.  Net interest income during the fourth quarter included $3.8 million of recovery and accretion resulting from improved cash flows on acquired loans.  Excluding this recovery and accretion, the net interest margin was 4.10% during the fourth quarter.

Noninterest Income
•	Noninterest income totaled $159.9 million in 2011 and represented 31.4% of total revenue
•	Tax credit investments reduced the effective tax rate to 24.5% in the fourth quarter

Noninterest income totaled $32.8 million in the fourth quarter, a decrease of $11.5 million from the prior quarter.  A significant portion of the decline occurred in other noninterest income and was attributable to a $4.2 million write-down of the FDIC indemnification asset resulting from improved cash flow projections on covered loans as well as an increase in partnership amortization of $1.3 million related to tax credit investments, which reduced the Corporation’s effective tax rate during the quarter by approximately 3.5%.  In addition, mortgage banking performance included a reduction in the net hedge ineffectiveness of mortgage servicing rights of $3.1 million while insurance revenue experienced a seasonal reduction of $1.4 million.  Collectively, these items reduced noninterest income by approximately $10.0 million.

Trustmark continued to achieve solid financial performance from its diverse financial services businesses.  During the fourth quarter, mortgage production exceeded $420 million, a 23.5% increase relative to the prior quarter.  Mortgage banking income totaled $6.0 million during the fourth quarter and continued to reflect stable mortgage servicing income and increased secondary marketing gains.  Insurance revenue totaled $6.1 million in the fourth quarter while income from wealth management services totaled $5.2 million.

Noninterest Expense
•	Noninterest expense remained well-controlled, increasing 1.3% during 2011
•	ORE/Foreclosure expense declined 50.9% from the prior quarter to $2.8 million

Total noninterest expense in 2011 increased $4.2 million, or 1.3%, relative to the prior year.  Salary and employee benefit expense increased $4.0 million, or 2.3%, from the prior year due in part to the purchase of Heritage Banking Group from the FDIC in April 2011.  During the fourth quarter of 2011, noninterest expense declined $2.5 million, or 2.9%, from the prior quarter to total $83.0 million, principally due to a $2.9 million reduction in ORE/Foreclosure expense.

Trustmark continued to make prudent investments and reallocate resources to support revenue growth and profitability.  During the fourth quarter, Trustmark opened a new mortgage banking office in Birmingham, AL, as well as a new banking center in Starkville, MS.  In addition, a new corporate office was opened in Tupelo, MS, consolidating existing retail, commercial and mortgage banking as well as wealth management and insurance services into a convenient location that complements Trustmark’s other Tupelo locations.

ADDITIONAL INFORMATION
As previously announced, Trustmark will conduct a conference call with analysts on Wednesday, January 25, 2012, at 10:00 a.m. Central Time to discuss the Corporation’s financial results. Interested parties may listen to the conference call by dialing (877) 317-6789, passcode 10008303, or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com. A replay of the conference call will also be available through Thursday, February 2, 2012, in archived format at the same web address or by calling (877) 344-7529, passcode 10008303.

Trustmark is a financial services company providing banking and financial solutions through over 150 offices in Florida, Mississippi, Tennessee and Texas.

FORWARD-LOOKING STATEMENTS
Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission in this report could have an adverse effect on our business, results of operations and financial condition.  Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, changes in the level of nonperforming assets and charge-offs, local, state and national economic and market conditions, including the extent and duration of the current volatility in the credit and financial markets, changes in our ability to measure the fair value of assets in our portfolio, material changes in the level and/or volatility of market interest rates, the performance and demand for the products and services we offer, including the level and timing of withdrawals from our deposit accounts, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, our ability to attract noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions and monetary and other governmental actions designed to address the level and volatility of interest rates and the volatility of securities, currency and other markets, the enactment of legislation and changes in existing regulations, or enforcement practices, or the adoption of new regulations, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, changes in our ability to control expenses, changes in our compensation and benefit plans, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, natural disasters, environmental disasters, acts of war or terrorism and other risks described in our filings with the Securities and Exchange Commission.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Investor Contacts:
Louis E. Greer
Treasurer and
Principal Financial Officer
601-208-2310

F. Joseph Rein, Jr.
Senior Vice President
601-208-6898

Trustmark Media Contact:
Melanie A. Morgan
Senior Vice President
601-208-2979

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION December 31, 2011 ($ in thousands) (unaudited)

				Linked Quarter		Year over Year
QUARTERLY AVERAGE BALANCES	12/31/2011	9/30/2011	12/31/2010	$ Change	% Change	$ Change	% Change
Securities AFS-taxable	$2,241,361	$2,150,117	$1,817,996	$91,244	4.2%	$423,365	23.3%
Securities AFS-nontaxable	164,057	170,714	140,139	(6,657)	-3.9%	23,918	17.1%
Securities HTM-taxable	41,106	52,868	121,278	(11,762)	-22.2%	(80,172)	-66.1%
Securities HTM-nontaxable	22,664	24,062	33,138	(1,398)	-5.8%	(10,474)	-31.6%
Total securities	2,469,188	2,397,761	2,112,551	71,427	3.0%	356,637	16.9%
Loans (including loans held for sale)	5,999,221	5,985,730	6,199,875	13,491	0.2%	(200,654)	-3.2%
Covered loans	77,934	83,811	-	(5,877)	-7.0%	77,934	n/m
Fed funds sold and rev repos	10,516	5,801	10,766	4,715	81.3%	(250)	-2.3%
Other earning assets	34,859	32,327	41,359	2,532	7.8%	(6,500)	-15.7%
Total earning assets	8,591,718	8,505,430	8,364,551	86,288	1.0%	227,167	2.7%
Allowance for loan losses	(90,857)	(88,888)	(96,559)	(1,969)	2.2%	5,702	-5.9%
Cash and due from banks	221,278	216,134	207,874	5,144	2.4%	13,404	6.4%
Other assets	914,468	939,780	888,666	(25,312)	-2.7%	25,802	2.9%
Total assets	$9,636,607	$9,572,456	$9,364,532	$64,151	0.7%	$272,075	2.9%

Interest-bearing demand deposits	$1,511,422	$1,558,318	$1,347,252	$(46,896)	-3.0%	$164,170	12.2%
Savings deposits	2,067,431	2,133,437	1,794,352	(66,006)	-3.1%	273,079	15.2%
Time deposits less than $100,000	1,212,190	1,232,374	1,235,529	(20,184)	-1.6%	(23,339)	-1.9%
Time deposits of $100,000 or more	844,565	877,951	932,744	(33,386)	-3.8%	(88,179)	-9.5%
Total interest-bearing deposits	5,635,608	5,802,080	5,309,877	(166,472)	-2.9%	325,731	6.1%
Fed funds purchased and repos	526,740	462,294	701,978	64,446	13.9%	(175,238)	-25.0%
Short-term borrowings	141,600	85,678	254,442	55,922	65.3%	(112,842)	-44.3%
Long-term FHLB advances	197	2,413	-	(2,216)	-91.8%	197	n/m
Subordinated notes	49,833	49,825	49,801	8	0.0%	32	0.1%
Junior subordinated debt securities	61,856	61,856	64,546	-	0.0%	(2,690)	-4.2%
Total interest-bearing liabilities	6,415,834	6,464,146	6,380,644	(48,312)	-0.7%	35,190	0.6%
Noninterest-bearing deposits	1,897,398	1,811,472	1,706,089	85,926	4.7%	191,309	11.2%
Other liabilities	100,274	85,404	117,741	14,870	17.4%	(17,467)	-14.8%
Total liabilities	8,413,506	8,361,022	8,204,474	52,484	0.6%	209,032	2.5%
Shareholders' equity	1,223,101	1,211,434	1,160,058	11,667	1.0%	63,043	5.4%
Total liabilities and equity	$9,636,607	$9,572,456	$9,364,532	$64,151	0.7%	$272,075	2.9%

				Linked Quarter		Year over Year
PERIOD END BALANCES	12/31/2011	9/30/2011	12/31/2010	$ Change	% Change	$ Change	% Change
Cash and due from banks	$202,625	$245,132	$161,544	$(42,507)	-17.3%	$41,081	25.4%
Fed funds sold and rev repos	9,258	8,810	11,773	448	5.1%	(2,515)	-21.4%
Securities available for sale	2,468,993	2,476,905	2,177,249	(7,912)	-0.3%	291,744	13.4%
Securities held to maturity	57,705	71,046	140,847	(13,341)	-18.8%	(83,142)	-59.0%
Loans held for sale (LHFS)	216,553	210,269	153,044	6,284	3.0%	63,509	41.5%
Loans held for investment (LHFI), excluding covered loans	5,857,484	5,783,712	6,060,242	73,772	1.3%	(202,758)	-3.3%
Allowance for loan losses	(89,518)	(89,463)	(93,510)	(55)	0.1%	3,992	-4.3%
Net LHFI, excluding covered loans	5,767,966	5,694,249	5,966,732	73,717	1.3%	(198,766)	-3.3%
Covered loans	76,804	79,064	-	(2,260)	-2.9%	76,804	n/m
Allowance for loan losses, covered loans	(502)	-	-	(502)	n/m	(502)	n/m
Net covered loans	76,302	79,064	-	(2,762)	-3.5%	76,302	n/m
Net LHFI and covered loans	5,844,268	5,773,313	5,966,732	70,955	1.2%	(122,464)	-2.1%
Premises and equipment, net	142,582	141,639	142,289	943	0.7%	293	0.2%
Mortgage servicing rights	43,274	43,659	51,151	(385)	-0.9%	(7,877)	-15.4%
Goodwill	291,104	291,104	291,104	-	0.0%	-	0.0%
Identifiable intangible assets	14,076	14,861	16,306	(785)	-5.3%	(2,230)	-13.7%
Other real estate, excluding covered other real estate	79,053	89,597	86,704	(10,544)	-11.8%	(7,651)	-8.8%
Covered other real estate	6,331	7,197	-	(866)	-12.0%	6,331	n/m
FDIC indemnification asset	28,348	33,436	-	(5,088)	-15.2%	28,348	n/m
Other assets	322,837	298,953	355,159	23,884	8.0%	(32,322)	-9.1%
Total assets	$9,727,007	$9,705,921	$9,553,902	$21,086	0.2%	$173,105	1.8%

Deposits:
Noninterest-bearing	$2,033,442	$1,871,040	$1,636,625	$162,402	8.7%	$396,817	24.2%
Interest-bearing	5,532,921	5,698,684	5,407,942	(165,763)	-2.9%	124,979	2.3%
Total deposits	7,566,363	7,569,724	7,044,567	(3,361)	0.0%	521,796	7.4%
Fed funds purchased and repos	604,500	576,672	700,138	27,828	4.8%	(95,638)	-13.7%
Short-term borrowings	87,628	98,887	425,343	(11,259)	-11.4%	(337,715)	-79.4%
Long-term FHLB advances	-	741	-	(741)	-100.0%	-	n/m
Subordinated notes	49,839	49,831	49,806	8	0.0%	33	0.1%
Junior subordinated debt securities	61,856	61,856	61,856	-	0.0%	-	0.0%
Other liabilities	141,784	126,604	122,708	15,180	12.0%	19,076	15.5%
Total liabilities	8,511,970	8,484,315	8,404,418	27,655	0.3%	107,552	1.3%
Common stock	13,364	13,359	13,318	5	0.0%	46	0.3%
Capital surplus	266,026	264,750	256,675	1,276	0.5%	9,351	3.6%
Retained earnings	932,526	923,891	890,917	8,635	0.9%	41,609	4.7%
Accum other comprehensive
income (loss), net of tax	3,121	19,606	(11,426)	(16,485)	-84.1%	14,547	n/m
Total shareholders' equity	1,215,037	1,221,606	1,149,484	(6,569)	-0.5%	65,553	5.7%
Total liabilities and equity	$9,727,007	$9,705,921	$9,553,902	$21,086	0.2%	$173,105	1.8%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION December 31, 2011 ($ in thousands except per share data) (unaudited)

	Quarter Ended			Linked Quarter		Year over Year
INCOME STATEMENTS	12/31/2011	9/30/2011	12/31/2010	$ Change	% Change	$ Change	% Change
Interest and fees on loans-FTE	$82,230	$79,256	$82,664	$2,974	3.8%	$(434)	-0.5%
Interest on securities-taxable	17,362	18,115	19,076	(753)	-4.2%	(1,714)	-9.0%
Interest on securities-tax exempt-FTE	2,133	2,155	2,169	(22)	-1.0%	(36)	-1.7%
Interest on fed funds sold and rev repos	10	5	12	5	100.0%	(2)	-16.7%
Other interest income	327	329	328	(2)	-0.6%	(1)	-0.3%
Total interest income-FTE	102,062	99,860	104,249	2,202	2.2%	(2,187)	-2.1%
Interest on deposits	7,728	8,911	10,359	(1,183)	-13.3%	(2,631)	-25.4%
Interest on fed funds pch and repos	195	216	403	(21)	-9.7%	(208)	-51.6%
Other interest expense	1,418	1,386	1,535	32	2.3%	(117)	-7.6%
Total interest expense	9,341	10,513	12,297	(1,172)	-11.1%	(2,956)	-24.0%
Net interest income-FTE	92,721	89,347	91,952	3,374	3.8%	769	0.8%
Provision for loan losses, excluding covered loans	6,073	7,978	11,794	(1,905)	-23.9%	(5,721)	-48.5%
Provision for covered loan losses	624	-	-	624	n/m	624	n/m
Net interest income after provision-FTE	86,024	81,369	80,158	4,655	5.7%	5,866	7.3%
Service charges on deposit accounts	13,269	13,680	13,493	(411)	-3.0%	(224)	-1.7%
Insurance commissions	6,076	7,516	6,224	(1,440)	-19.2%	(148)	-2.4%
Wealth management	5,223	5,993	5,760	(770)	-12.8%	(537)	-9.3%
Bank card and other fees	7,112	7,033	6,482	79	1.1%	630	9.7%
Mortgage banking, net	6,038	9,783	4,502	(3,745)	-38.3%	1,536	34.1%
Other, net	(4,928)	234	2,070	(5,162)	n/m	(6,998)	n/m
Nonint inc-excl sec gains, net	32,790	44,239	38,531	(11,449)	-25.9%	(5,741)	-14.9%
Security (losses) gains, net	(11)	33	101	(44)	n/m	(112)	n/m
Total noninterest income	32,779	44,272	38,632	(11,493)	-26.0%	(5,853)	-15.2%
Salaries and employee benefits	45,616	44,701	44,412	915	2.0%	1,204	2.7%
Services and fees	11,323	11,485	10,462	(162)	-1.4%	861	8.2%
Net occupancy-premises	5,038	5,093	4,896	(55)	-1.1%	142	2.9%
Equipment expense	5,139	5,038	4,229	101	2.0%	910	21.5%
FDIC assessment expense	1,484	1,812	2,942	(328)	-18.1%	(1,458)	-49.6%
ORE/Foreclosure expense	2,760	5,616	3,310	(2,856)	-50.9%	(550)	-16.6%
Other expense	11,643	11,736	10,186	(93)	-0.8%	1,457	14.3%
Total noninterest expense	83,003	85,481	80,437	(2,478)	-2.9%	2,566	3.2%
Income before income taxes and tax eq adj	35,800	40,160	38,353	(4,360)	-10.9%	(2,553)	-6.7%
Tax equivalent adjustment	3,663	3,667	3,400	(4)	-0.1%	263	7.7%
Income before income taxes	32,137	36,493	34,953	(4,356)	-11.9%	(2,816)	-8.1%
Income taxes	7,879	9,525	9,793	(1,646)	-17.3%	(1,914)	-19.5%
Net income available to common shareholders	$24,258	$26,968	$25,160	$(2,710)	-10.0%	$(902)	-3.6%

Per common share data
Earnings per share - basic	$0.38	$0.42	$0.39	$(0.04)	-9.5%	$(0.01)	-2.6%

Earnings per share - diluted	$0.38	$0.42	$0.39	$(0.04)	-9.5%	$(0.01)	-2.6%

Dividends per share	$0.23	$0.23	$0.23	$-	0.0%	$-	0.0%

Weighted average common shares outstanding
Basic	64,122,188	64,119,235	63,892,362

Diluted	64,330,242	64,310,453	64,105,064

Period end common shares outstanding	64,142,498	64,119,235	63,917,591

OTHER FINANCIAL DATA
Return on common equity	7.87%	8.83%	8.60%
Return on average tangible common equity	10.70%	12.04%	11.96%
Return on equity	7.87%	8.83%	8.60%
Return on assets	1.00%	1.12%	1.07%
Interest margin - Yield - FTE	4.71%	4.66%	4.94%
Interest margin - Cost	0.43%	0.49%	0.58%
Net interest margin - FTE	4.28%	4.17%	4.36%
Efficiency ratio	66.13%	63.99%	61.65%
Full-time equivalent employees	2,537	2,542	2,490

COMMON STOCK PERFORMANCE
Market value-Close	$24.29	$18.15	$24.84
Common book value	$18.94	$19.05	$17.98
Tangible common book value	$14.18	$14.28	$13.17

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION December 31, 2011 ($ in thousands) (unaudited)

	Quarter Ended			Linked Quarter		Year over Year
NONPERFORMING ASSETS (1)	12/31/2011	9/30/2011	12/31/2010	$ Change	% Change	$ Change	% Change
Nonaccrual loans
Florida	$23,002	$27,263	$53,773	$(4,261)	-15.6%	$(30,771)	-57.2%
Mississippi (2)	46,746	44,825	39,803	1,921	4.3%	6,943	17.4%
Tennessee (3)	15,791	14,575	14,703	1,216	8.3%	1,088	7.4%
Texas	24,919	12,915	34,644	12,004	92.9%	(9,725)	-28.1%
Total nonaccrual loans	110,458	99,578	142,923	10,880	10.9%	(32,465)	-22.7%
Other real estate
Florida	29,963	29,949	32,370	14	0.0%	(2,407)	-7.4%
Mississippi (2)	19,483	21,027	24,181	(1,544)	-7.3%	(4,698)	-19.4%
Tennessee (3)	16,879	17,940	16,407	(1,061)	-5.9%	472	2.9%
Texas	12,728	20,681	13,746	(7,953)	-38.5%	(1,018)	-7.4%
Total other real estate	79,053	89,597	86,704	(10,544)	-11.8%	(7,651)	-8.8%
Total nonperforming assets	$189,511	$189,175	$229,627	$336	0.2%	$(40,116)	-17.5%

LOANS PAST DUE OVER 90 DAYS (4)
LHFI	$4,230	$3,166	$3,608	$1,064	33.6%	$622	17.2%

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$39,379	$32,956	$15,777	$6,423	19.5%	$23,602	n/m

	Quarter Ended			Linked Quarter		Year over Year
ALLOWANCE FOR LOAN LOSSES	12/31/2011	9/30/2011	12/31/2010	$ Change	% Change	$ Change	% Change
Beginning Balance	$89,463	$86,846	$94,458	$2,617	3.0%	$(4,995)	-5.3%
Provision for loan losses	6,073	7,978	11,794	(1,905)	-23.9%	(5,721)	-48.5%
Charge-offs	(8,457)	(8,675)	(15,883)	218	-2.5%	7,426	-46.8%
Recoveries	2,439	3,314	3,141	(875)	-26.4%	(702)	-22.3%
Net charge-offs	(6,018)	(5,361)	(12,742)	(657)	12.3%	6,724	-52.8%
Ending Balance	$89,518	$89,463	$93,510	$55	0.1%	$(3,992)	-4.3%

PROVISION FOR LOAN LOSSES
Florida	$4,797	$3,046	$7,473	$1,751	57.5%	$(2,676)	-35.8%
Mississippi (2)	3,783	3,732	2,673	51	1.4%	1,110	41.5%
Tennessee (3)	(885)	(105)	910	(780)	n/m	(1,795)	n/m
Texas	(1,622)	1,305	738	(2,927)	n/m	(2,360)	n/m
Total provision for loan losses	$6,073	$7,978	$11,794	$(1,905)	-23.9%	$(5,721)	-48.5%

NET CHARGE-OFFS
Florida	$2,576	$2,909	$4,830	$(333)	-11.4%	$(2,254)	-46.7%
Mississippi (2)	2,556	1,988	4,422	568	28.6%	(1,866)	-42.2%
Tennessee (3)	773	499	1,646	274	54.9%	(873)	-53.0%
Texas	113	(35)	1,844	148	n/m	(1,731)	-93.9%
Total net charge-offs	$6,018	$5,361	$12,742	$657	12.3%	$(6,724)	-52.8%

CREDIT QUALITY RATIOS (1)
Net charge offs/average loans	0.40%	0.36%	0.82%
Provision for loan losses/average loans	0.40%	0.53%	0.75%
Nonperforming loans/total loans (incl LHFS)	1.82%	1.66%	2.30%
Nonperforming assets/total loans (incl LHFS)	3.12%	3.16%	3.70%
Nonperforming assets/total loans (incl LHFS) +ORE	3.08%	3.11%	3.64%
ALL/total loans (excl LHFS)	1.53%	1.55%	1.54%
ALL-commercial/total commercial loans	1.91%	1.94%	1.94%
ALL-consumer/total consumer and home mortgage loans	0.76%	0.76%	0.78%
ALL/nonperforming loans	81.04%	89.84%	65.43%
ALL/nonperforming loans -
(excl impaired loans)	194.19%	248.82%	188.11%

CAPITAL RATIOS
Total equity/total assets	12.49%	12.59%	12.03%
Common equity/total assets	12.49%	12.59%	12.03%
Tangible common equity/tangible assets	9.66%	9.74%	9.11%
Tangible common equity/risk-weighted assets	13.83%	14.04%	12.62%
Tier 1 leverage ratio	10.43%	10.38%	10.14%
Tier 1 common risk-based capital ratio	13.90%	13.84%	12.87%
Tier 1 risk-based capital ratio	14.81%	14.76%	13.77%
Total risk-based capital ratio	16.67%	16.78%	15.77%

(1) - Excludes Covered Assets (Loans and Other Real Estate)
(2) - Mississippi includes Central and Southern Mississippi Regions
(3) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions
(4) - Excludes Covered Loans
n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION December 31, 2011 ($ in thousands ) (unaudited)

	Quarter Ended					Year Ended
AVERAGE BALANCES	12/31/2011	9/30/2011	6/30/2011	3/31/2011	12/31/2010	12/31/2011	12/31/2010
Securities AFS-taxable	$2,241,361	$2,150,117	$2,142,978	$2,050,502	$1,817,996	$2,146,773	$1,643,995
Securities AFS-nontaxable	164,057	170,714	151,471	144,921	140,139	157,879	117,116
Securities HTM-taxable	41,106	52,868	73,739	97,710	121,278	66,164	151,361
Securities HTM-nontaxable	22,664	24,062	25,797	27,099	33,138	24,891	39,787
Total securities	2,469,188	2,397,761	2,393,985	2,320,232	2,112,551	2,395,707	1,952,259
Loans (including loans held for sale)	5,999,221	5,985,730	6,044,232	6,107,025	6,199,875	6,033,624	6,285,443
Covered loans	77,934	83,811	77,858	-	-	60,180	-
Fed funds sold and rev repos	10,516	5,801	6,807	8,359	10,766	7,871	9,274
Other earning assets	34,859	32,327	32,028	47,851	41,359	36,719	39,954
Total earning assets	8,591,718	8,505,430	8,554,910	8,483,467	8,364,551	8,534,101	8,286,930
Allowance for loan losses	(90,857)	(88,888)	(94,771)	(96,065)	(96,559)	(92,621)	(102,499)
Cash and due from banks	221,278	216,134	216,483	222,380	207,874	219,058	211,632
Other assets	914,468	939,780	937,503	899,524	888,666	922,905	895,764
Total assets	$9,636,607	$9,572,456	$9,614,125	$9,509,306	$9,364,532	$9,583,443	$9,291,827

Interest-bearing demand deposits	$1,511,422	$1,558,318	$1,579,894	$1,465,390	$1,347,252	$1,528,963	$1,322,382
Savings deposits	2,067,431	2,133,437	2,277,220	2,045,874	1,794,352	2,131,057	1,925,159
Time deposits less than $100,000	1,212,190	1,232,374	1,255,496	1,210,219	1,235,529	1,227,588	1,293,544
Time deposits of $100,000 or more	844,565	877,951	904,106	876,975	932,744	875,816	973,062
Total interest-bearing deposits	5,635,608	5,802,080	6,016,716	5,598,458	5,309,877	5,763,424	5,514,147
Fed funds purchased and repos	526,740	462,294	396,618	647,881	701,978	507,925	580,427
Short-term borrowings	141,600	85,678	92,077	254,451	254,442	142,984	209,550
Long-term FHLB advances	197	2,413	2,333	-	-	1,240	22,441
Subordinated notes	49,833	49,825	49,817	49,809	49,801	49,821	49,789
Junior subordinated debt securities	61,856	61,856	61,856	61,856	64,546	61,856	68,703
Total interest-bearing liabilities	6,415,834	6,464,146	6,619,417	6,612,455	6,380,644	6,527,250	6,445,057
Noninterest-bearing deposits	1,897,398	1,811,472	1,714,778	1,620,554	1,706,089	1,761,946	1,602,187
Other liabilities	100,274	85,404	98,154	116,399	117,741	99,974	100,102
Total liabilities	8,413,506	8,361,022	8,432,349	8,349,408	8,204,474	8,389,170	8,147,346
Shareholders' equity	1,223,101	1,211,434	1,181,776	1,159,898	1,160,058	1,194,273	1,144,481
Total liabilities and equity	$9,636,607	$9,572,456	$9,614,125	$9,509,306	$9,364,532	$9,583,443	$9,291,827

PERIOD END BALANCES	12/31/2011	9/30/2011	6/30/2011	3/31/2011	12/31/2010
Cash and due from banks	$202,625	$245,132	$221,853	$193,087	$161,544
Fed funds sold and rev repos	9,258	8,810	4,576	1,726	11,773
Securities available for sale	2,468,993	2,476,905	2,399,042	2,309,704	2,177,249
Securities held to maturity	57,705	71,046	87,923	110,054	140,847
Loans held for sale (LHFS)	216,553	210,269	123,244	112,981	153,044
Loans held for investment (LHFI), excluding covered loans	5,857,484	5,783,712	5,906,316	5,964,089	6,060,242
Allowance for loan losses	(89,518)	(89,463)	(86,846)	(93,398)	(93,510)
Net LHFI, excluding covered loans	5,767,966	5,694,249	5,819,470	5,870,691	5,966,732
Covered loans	76,804	79,064	88,558	-	-
Allowance for loan losses, covered loans	(502)	-	-	-	-
Net covered loans	76,302	79,064	88,558	-	-
Net LHFI and covered loans	5,844,268	5,773,313	5,908,028	5,870,691	5,966,732
Premises and equipment, net	142,582	141,639	140,640	141,524	142,289
Mortgage servicing rights	43,274	43,659	50,111	53,598	51,151
Goodwill	291,104	291,104	291,104	291,104	291,104
Identifiable intangible assets	14,076	14,861	15,651	15,532	16,306
Other real estate, excluding covered other real estate	79,053	89,597	89,999	89,198	86,704
Covered other real estate	6,331	7,197	7,485	-	-
FDIC indemnification asset	28,348	33,436	33,327	-	-
Other assets	322,837	298,953	325,468	325,263	355,159
Total assets	$9,727,007	$9,705,921	$9,698,451	$9,514,462	$9,553,902

Deposits:
Noninterest-bearing	$2,033,442	$1,871,040	$1,806,908	$1,668,104	$1,636,625
Interest-bearing	5,532,921	5,698,684	5,825,426	5,758,170	5,407,942
Total deposits	7,566,363	7,569,724	7,632,334	7,426,274	7,044,567
Fed funds purchased and repos	604,500	576,672	539,693	550,919	700,138
Short-term borrowings	87,628	98,887	90,156	154,585	425,343
Long-term FHLB advances	-	741	2,794	-	-
Subordinated notes	49,839	49,831	49,823	49,814	49,806
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
Other liabilities	141,784	126,604	129,025	110,785	122,708
Total liabilities	8,511,970	8,484,315	8,505,681	8,354,233	8,404,418
Common stock	13,364	13,359	13,359	13,333	13,318
Capital surplus	266,026	264,750	263,940	260,297	256,675
Retained earnings	932,526	923,891	911,797	898,222	890,917
Accum other comprehensive
income (loss), net of tax	3,121	19,606	3,674	(11,623)	(11,426)
Total shareholders' equity	1,215,037	1,221,606	1,192,770	1,160,229	1,149,484
Total liabilities and equity	$9,727,007	$9,705,921	$9,698,451	$9,514,462	$9,553,902

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION December 31, 2011 ($ in thousands except per share data) (unaudited)

	Quarter Ended					Year Ended
INCOME STATEMENTS	12/31/2011	9/30/2011	6/30/2011	3/31/2011	12/31/2010	12/31/2011	12/31/2010
Interest and fees on loans-FTE	$82,230	$79,256	$80,202	$79,116	$82,664	$320,804	$334,527
Interest on securities-taxable	17,362	18,115	20,374	19,992	19,076	75,843	77,078
Interest on securities-tax exempt-FTE	2,133	2,155	2,115	2,128	2,169	8,531	8,580
Interest on fed funds sold and rev repos	10	5	7	8	12	30	36
Other interest income	327	329	333	332	328	1,321	1,409
Total interest income-FTE	102,062	99,860	103,031	101,576	104,249	406,529	421,630
Interest on deposits	7,728	8,911	9,936	9,719	10,359	36,294	48,657
Interest on fed funds pch and repos	195	216	216	338	403	965	1,183
Other interest expense	1,418	1,386	1,420	1,553	1,535	5,777	6,355
Total interest expense	9,341	10,513	11,572	11,610	12,297	43,036	56,195
Net interest income-FTE	92,721	89,347	91,459	89,966	91,952	363,493	365,435
Provision for loan losses, excluding covered loans	6,073	7,978	8,116	7,537	11,794	29,704	49,546
Provision for covered loan losses	624	-	-	-	-	624	-
Net interest income after provision-FTE	86,024	81,369	83,343	82,429	80,158	333,165	315,889
Service charges on deposit accounts	13,269	13,680	12,851	11,907	13,493	51,707	55,183
Insurance commissions	6,076	7,516	6,862	6,512	6,224	26,966	27,691
Wealth management	5,223	5,993	5,760	5,986	5,760	22,962	21,872
Bank card and other fees	7,112	7,033	6,854	6,475	6,482	27,474	25,014
Mortgage banking, net	6,038	9,783	6,269	4,722	4,502	26,812	29,345
Other, net	(4,928)	234	7,785	762	2,070	3,853	4,493
Nonint inc-excl sec gains, net	32,790	44,239	46,381	36,364	38,531	159,774	163,598
Security (losses) gains, net	(11)	33	51	7	101	80	2,329
Total noninterest income	32,779	44,272	46,432	36,371	38,632	159,854	165,927
Salaries and employee benefits	45,616	44,701	44,203	44,036	44,412	178,556	174,582
Services and fees	11,323	11,485	10,780	10,270	10,462	43,858	41,949
Net occupancy-premises	5,038	5,093	5,050	5,073	4,896	20,254	19,808
Equipment expense	5,139	5,038	4,856	5,144	4,229	20,177	17,135
FDIC assessment expense	1,484	1,812	1,938	2,750	2,942	7,984	12,161
ORE/Foreclosure expense	2,760	5,616	4,704	3,213	3,310	16,293	24,377
Other expense	11,643	11,736	9,817	9,532	10,186	42,728	35,637
Total noninterest expense	83,003	85,481	81,348	80,018	80,437	329,850	325,649
Income before income taxes and tax eq adj	35,800	40,160	48,427	38,782	38,353	163,169	156,167
Tax equivalent adjustment	3,663	3,667	3,629	3,591	3,400	14,550	13,412
Income before income taxes	32,137	36,493	44,798	35,191	34,953	148,619	142,755
Income taxes	7,879	9,525	13,196	11,178	9,793	41,778	42,119
Net income available to common shareholders	$24,258	$26,968	$31,602	$24,013	$25,160	$106,841	$100,636

Per common share data
Earnings per share - basic	$0.38	$0.42	$0.49	$0.38	$0.39	$1.67	$1.58

Earnings per share - diluted	$0.38	$0.42	$0.49	$0.37	$0.39	$1.66	$1.57

Dividends per share	$0.23	$0.23	$0.23	$0.23	$0.23	$0.92	$0.92

Weighted average common shares outstanding
Basic	64,122,188	64,119,235	64,072,047	63,950,461	63,892,362	64,066,599	63,849,058

Diluted	64,330,242	64,310,453	64,281,348	64,181,752	64,105,064	64,261,145	64,039,389

Period end common shares outstanding	64,142,498	64,119,235	64,119,235	63,987,064	63,917,591	64,142,498	63,917,591

OTHER FINANCIAL DATA
Return on common equity	7.87%	8.83%	10.73%	8.40%	8.60%	8.95%	8.79%
Return on average tangible common equity	10.70%	12.04%	14.71%	11.65%	11.96%	12.25%	12.31%
Return on equity	7.87%	8.83%	10.73%	8.40%	8.60%	8.95%	8.79%
Return on assets	1.00%	1.12%	1.32%	1.02%	1.07%	1.11%	1.08%
Interest margin - Yield - FTE	4.71%	4.66%	4.83%	4.86%	4.94%	4.76%	5.09%
Interest margin - Cost	0.43%	0.49%	0.54%	0.56%	0.58%	0.50%	0.68%
Net interest margin - FTE	4.28%	4.17%	4.29%	4.30%	4.36%	4.26%	4.41%
Efficiency ratio	66.13%	63.99%	62.39%	63.34%	61.65%	63.95%	61.56%
Full-time equivalent employees	2,537	2,542	2,575	2,489	2,490

COMMON STOCK PERFORMANCE
Market value-Close	$24.29	$18.15	$23.41	$23.42	$24.84
Common book value	$18.94	$19.05	$18.60	$18.13	$17.98
Tangible common book value	$14.18	$14.28	$13.82	$13.34	$13.17

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES CONSOLIDATED FINANCIAL INFORMATION December 31, 2011 ($ in thousands) (unaudited)

	Quarter Ended
NONPERFORMING ASSETS (1)	12/31/2011	9/30/2011	6/30/2011	3/31/2011	12/31/2010
Nonaccrual loans
Florida	$23,002	$27,263	$30,752	$44,548	$53,773
Mississippi (2)	46,746	44,825	47,802	40,226	39,803
Tennessee (3)	15,791	14,575	17,564	13,886	14,703
Texas	24,919	12,915	24,900	28,130	34,644
Total nonaccrual loans	110,458	99,578	121,018	126,790	142,923
Other real estate
Florida	29,963	29,949	33,823	31,339	32,370
Mississippi (2)	19,483	21,027	22,921	22,084	24,181
Tennessee (3)	16,879	17,940	15,760	16,920	16,407
Texas	12,728	20,681	17,495	18,855	13,746
Total other real estate	79,053	89,597	89,999	89,198	86,704
Total nonperforming assets	$189,511	$189,175	$211,017	$215,988	$229,627

LOANS PAST DUE OVER 90 DAYS (4)
LHFI	$4,230	$3,166	$6,993	$5,010	$3,608

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$39,379	$32,956	$24,708	$19,808	$15,777

	Quarter Ended					Year Ended
ALLOWANCE FOR LOAN LOSSES	12/31/2011	9/30/2011	6/30/2011	3/31/2011	12/31/2010	12/31/2011	12/31/2010
Beginning Balance	$89,463	$86,846	$93,398	$93,510	$94,458	$93,510	$103,662
Provision for loan losses	6,073	7,978	8,116	7,537	11,794	29,704	49,546
Charge-offs	(8,457)	(8,675)	(17,505)	(11,132)	(15,883)	(45,769)	(71,897)
Recoveries	2,439	3,314	2,837	3,483	3,141	12,073	12,199
Net charge-offs	(6,018)	(5,361)	(14,668)	(7,649)	(12,742)	(33,696)	(59,698)
Ending Balance	$89,518	$89,463	$86,846	$93,398	$93,510	$89,518	$93,510

PROVISION FOR LOAN LOSSES
Florida	$4,797	$3,046	$5,633	$3,024	$7,473	$16,500	$19,926
Mississippi (2)	3,783	3,732	1,331	1,071	2,673	9,917	14,249
Tennessee (3)	(885)	(105)	157	1,619	910	786	5,612
Texas	(1,622)	1,305	995	1,823	738	2,501	9,759
Total provision for loan losses	$6,073	$7,978	$8,116	$7,537	$11,794	$29,704	$49,546

NET CHARGE-OFFS
Florida	$2,576	$2,909	$7,880	$5,478	$4,830	$18,843	$28,650
Mississippi (2)	2,556	1,988	3,401	410	4,422	8,355	18,963
Tennessee (3)	773	499	324	979	1,646	2,575	6,578
Texas	113	(35)	3,063	782	1,844	3,923	5,507
Total net charge-offs	$6,018	$5,361	$14,668	$7,649	$12,742	$33,696	$59,698

CREDIT QUALITY RATIOS (1)
Net charge offs/average loans	0.40%	0.36%	0.97%	0.51%	0.82%	0.56%	0.95%
Provision for loan losses/average loans	0.40%	0.53%	0.54%	0.50%	0.75%	0.49%	0.79%
Nonperforming loans/total loans (incl LHFS)	1.82%	1.66%	2.01%	2.09%	2.30%
Nonperforming assets/total loans (incl LHFS)	3.12%	3.16%	3.50%	3.55%	3.70%
Nonperforming assets/total loans (incl LHFS) +ORE	3.08%	3.11%	3.45%	3.50%	3.64%
ALL/total loans (excl LHFS)	1.53%	1.55%	1.47%	1.57%	1.54%
ALL-commercial/total commercial loans	1.91%	1.94%	1.84%	1.98%	1.94%
ALL-consumer/total consumer and home mortgage loans	0.76%	0.76%	0.76%	0.76%	0.78%
ALL/nonperforming loans	81.04%	89.84%	71.76%	73.66%	65.43%
ALL/nonperforming loans -
(excl impaired loans)	194.19%	248.82%	181.95%	215.40%	188.11%

CAPITAL RATIOS
Total equity/total assets	12.49%	12.59%	12.30%	12.19%	12.03%
Common equity/total assets	12.49%	12.59%	12.30%	12.19%	12.03%
Tangible common equity/tangible assets	9.66%	9.74%	9.43%	9.27%	9.11%
Tangible common equity/risk-weighted assets	13.83%	14.04%	13.51%	13.06%	12.62%
Tier 1 leverage ratio	10.43%	10.38%	10.18%	10.10%	10.14%
Tier 1 common risk-based capital ratio	13.90%	13.84%	13.55%	13.32%	12.87%
Tier 1 risk-based capital ratio	14.81%	14.76%	14.46%	14.24%	13.77%
Total risk-based capital ratio	16.67%	16.78%	16.47%	16.25%	15.77%

(1) - Excludes Covered Assets (Loans and Other Real Estate)
(2) - Mississippi includes Central and Southern Mississippi Regions
(3) - Tennessee includes Memphis, Tennessee and Northern Mississippi Regions
(4) - Excludes Covered Loans

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS December 31, 2011 ($ in thousands) (unaudited)

Note 1 – Business Combinations

On April 15, 2011, the Mississippi Department of Banking and Consumer Finance closed the Heritage Banking Group (Heritage), a 90-year old financial institution headquartered in Carthage, Mississippi, and appointed the Federal Deposit Insurance Corporation (FDIC) as receiver.  On the same date, Trustmark National Bank (TNB) entered into a purchase and assumption agreement with the FDIC in which TNB agreed to assume all of the deposits and purchased essentially all of the assets of Heritage.  The FDIC and TNB entered into a loss-share transaction on approximately $151.9 million of Heritage assets, which covers substantially all loans and other real estate. Under the loss share agreement, the FDIC will cover 80% of covered loan and other real estate losses incurred.  TNB will reimburse the FDIC for 80% of recoveries with respect to losses for which the FDIC paid TNB the 80% reimbursement of covered losses incurred under the loss share agreement.  Because of the loss protection provided by the FDIC, the risk characteristics of the Heritage loans and other real estate are significantly different from those assets not covered by this agreement.  As a result, Trustmark will refer to loans and other real estate subject to the loss share agreement as “covered” while loans and other real estate that are not subject to the loss share agreement will be referred to as “excluding covered.”  The loss share agreement applicable to single family residential mortgage loans and related foreclosed real estate provides for FDIC loss sharing and TNB’s reimbursement to the FDIC for recoveries of covered losses for ten years from the date on which the loss share agreement was entered. The loss share agreement applicable to commercial loans and related foreclosed real estate provide for FDIC loss sharing for five years from the date on which the loss share agreement was entered and TNB’s reimbursement to the FDIC for recoveries of covered losses for an additional three years thereafter.

The assets purchased and liabilities assumed for the Heritage acquisition have been accounted for under the acquisition method of accounting (formerly the purchase method). The assets and liabilities, both tangible and intangible, are recorded at their estimated fair values as of the acquisition date. The fair value amounts are subject to change for up to one year after the closing date as additional information relating to closing date fair values becomes available. The amounts are also subject to adjustments based upon final settlement with the FDIC.

The statement of assets purchased and liabilities assumed in the Heritage acquisition are presented below at their estimated fair values as of the acquisition date of April 15, 2011 ($ in thousands):

Assets
Cash and due from banks	$50,447
Federal funds sold	1,000
Securities available for sale	6,389
LHFI, excluding covered loans	9,644
Covered loans	97,770
Premises and equipment, net	55
Identifiable intangible assets	902
Covered other real estate	7,485
FDIC indemnification asset	33,333
Other assets	218
Total Assets	207,243

Liabilities
Deposits	204,349
Short-term borrowings	23,157
Other liabilities	730
Total Liabilities	228,236

Net assets acquired at fair value	(20,993)
Cash received on acquisition	28,449

Bargain purchase gain	7,456
Income taxes	2,852
Bargain purchase gain, net of taxes	$4,604

The bargain purchase gain represents the net of the estimated fair value of the assets acquired and liabilities assumed and is influenced significantly by the FDIC-assisted transaction process. Under the FDIC-assisted transaction process, only certain assets and liabilities are transferred to the acquirer and, depending on the nature and amount of the acquirer's bid, the FDIC may be required to make a cash payment to the acquirer. The pretax gain of $7.5 million recognized by Trustmark is considered a bargain purchase transaction under FASB ASC Topic 805, “Business Combinations.” The gain was recognized as other noninterest income in Trustmark’s consolidated statements of income for the three months ended June 30, 2011.

During the fourth quarter, Trustmark re-estimated the expected cash flows on the acquired loans of Heritage, as required by FASB ASC 310-30, "Loans and Debt Securities Acquired with Deteriorated Credit Quality."  The analysis resulted in improvements in the estimated future cash flows of the acquired loans that remain outstanding as well as lower expected remaining losses on those loans.  For acquired loans subject to loss share agreements, improvements in loan values, due to increased expected cash flows, may also reduce the expected loss share receivable from the FDIC.  The net result between the quarter’s improved loan values and the lower loss share receivable resulted in a charge during the fourth quarter to Trustmark’s pre-tax net income of $935 thousand and was included in the consolidated statements of income as follows:

•
Net interest income included $3.8 million of recovery and accretion resulting from investment basis recovery on paid off loans and prospective yield adjustments for loan pools with improved cash flows.

•	Provision for covered loan losses included $624 thousand for impairment on the recorded investment on certain pools.

•
Other income included a write-down of the FDIC indemnification asset of $4.2 million on covered loans as a result of loan payoffs and improved cash flow projections and lower loss expectations for loan pools.

In addition, accretable yield increased $9 million due to the re-estimated cash flows on acquired loans.  The increase in accretable yield will be recognized as interest income over the remaining average life of the acquired loans, which is estimated to be 19 months.  The operations of Heritage are included in Trustmark’s operating results from April 15, 2011, and added total revenues of $13.0 million and net income available to common shareholders of $6.5 million through December 31, 2011.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS December 31, 2011 ($ in thousands) (unaudited)

Note 2 - Securities Available for Sale and Held to Maturity

The following table is a summary of the estimated fair value of securities available for sale and the amortized cost of securities held to maturity ($ in thousands):

	12/31/2011	9/30/2011	6/30/2011	3/31/2011	12/31/2010
SECURITIES AVAILABLE FOR SALE
U.S. Government agency obligations
Issued by U.S. Government agencies	$3	$5	$7	$10	$12
Issued by U.S. Government sponsored agencies	64,802	61,870	102,940	136,168	122,023
Obligations of states and political subdivisions	202,827	207,781	186,034	161,909	159,637
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	12,445	14,637	14,990	12,079	12,442
Issued by FNMA and FHLMC	347,932	400,589	413,493	417,022	426,504
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	1,614,965	1,579,698	1,556,676	1,486,872	1,400,816
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	226,019	212,325	124,902	95,644	55,815
Total securities available for sale	$2,468,993	$2,476,905	$2,399,042	$2,309,704	$2,177,249

SECURITIES HELD TO MATURITY
Obligations of states and political subdivisions	$42,619	$43,246	$46,931	$49,129	$53,246
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	4,538	5,291	5,547	5,650	6,058
Issued by FNMA and FHLMC	588	753	753	759	763
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	7,749	19,534	32,456	52,272	78,526
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	2,211	2,222	2,236	2,244	2,254
Total securities held to maturity	$57,705	$71,046	$87,923	$110,054	$140,847

Management continues to focus on asset quality as one of the strategic goals of the securities portfolio, which is evidenced by the investment of approximately 91% of the portfolio in U.S. Government agency-backed obligations and other AAA rated securities.  None of the securities owned by Trustmark are collateralized by assets which are considered sub-prime. Furthermore, outside of membership in the Federal Home Loan Bank of Dallas or the Federal Reserve Bank, Trustmark does not hold any equity investment in government sponsored entities.

Note 3 – Loan Composition

LHFI BY TYPE (excluding covered loans)	12/31/2011	9/30/2011	6/30/2011	3/31/2011	12/31/2010
Loans secured by real estate:
Construction, land development and other land loans	$474,082	$481,821	$510,867	$552,956	$583,316
Secured by 1-4 family residential properties	1,760,930	1,717,366	1,737,744	1,737,018	1,732,056
Secured by nonfarm, nonresidential properties	1,425,774	1,437,573	1,457,328	1,488,711	1,498,108
Other real estate secured	204,849	207,984	208,797	216,986	231,963
Commercial and industrial loans	1,139,365	1,083,753	1,082,127	1,082,258	1,068,369
Consumer loans	243,756	268,002	332,032	357,870	402,165
Other loans	608,728	587,213	577,421	528,290	544,265
LHFI, excluding covered loans	5,857,484	5,783,712	5,906,316	5,964,089	6,060,242
Allowance for loan losses	(89,518)	(89,463)	(86,846)	(93,398)	(93,510)
Net LHFI, excluding covered loans	$5,767,966	$5,694,249	$5,819,470	$5,870,691	$5,966,732

COVERED LOANS BY TYPE	12/31/2011	9/30/2011	6/30/2011	3/31/2011	12/31/2010
Loans secured by real estate:
Construction, land development and other land loans	$4,209	$4,024	$8,477	$-	$-
Secured by 1-4 family residential properties	31,874	32,735	32,124	-	-
Secured by nonfarm, nonresidential properties	30,889	33,601	35,846	-	-
Other real estate secured	5,126	5,294	5,363	-	-
Commercial and industrial loans	2,971	1,772	5,570	-	-
Consumer loans	290	158	163	-	-
Other loans	1,445	1,480	1,015	-	-
Covered loans	76,804	79,064	88,558	-	-
Allowance for loan losses, covered loans	(502)	-	-	-	-
Net covered loans	$76,302	$79,064	$88,558	$-	$-

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS December 31, 2011 ($ in thousands) (unaudited)

Note 3 – Loan Composition (continued)
	December 31, 2011
LHFI - COMPOSITION BY REGION (1)	Total	Florida	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$474,082	$95,453	$232,170	$31,789	$114,670
Secured by 1-4 family residential properties	1,760,930	57,773	1,527,499	145,655	30,003
Secured by nonfarm, nonresidential properties	1,425,774	160,409	771,425	171,168	322,772
Other real estate secured	204,849	10,847	146,804	6,648	40,550
Commercial and industrial loans	1,139,365	12,823	800,421	83,290	242,831
Consumer loans	243,756	1,173	216,215	21,478	4,890
Other loans	608,728	27,040	519,764	26,622	35,302
Loans	$5,857,484	$365,518	$4,214,298	$486,650	$791,018

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS BY REGION (1)
Lots	$64,269	$38,409	$19,880	$1,618	$4,362
Development	115,777	11,542	58,380	6,329	39,526
Unimproved land	169,272	44,085	74,703	18,771	31,713
1-4 family construction	73,566	1,130	57,653	2,495	12,288
Other construction	51,198	287	21,554	2,576	26,781
Construction, land development and other land loans	$474,082	$95,453	$232,170	$31,789	$114,670

LOANS SECURED BY NONFARM, NONRESIDENTIAL PROPERTIES BY REGION (1)
Income producing:
Retail	$158,140	$41,676	$61,995	$23,993	$30,476
Office	144,019	39,726	75,226	10,815	18,252
Nursing homes/assisted living	114,059	-	104,326	4,421	5,312
Hotel/motel	78,574	10,787	29,567	10,729	27,491
Industrial	39,028	8,957	8,494	276	21,301
Health care	12,722	-	11,513	168	1,041
Convenience stores	9,708	201	4,608	2,610	2,289
Other	156,048	15,545	76,012	11,339	53,152
Total income producing loans	712,298	116,892	371,741	64,351	159,314

Owner-occupied:
Office	112,052	16,114	62,466	7,820	25,652
Churches	90,155	2,106	50,751	32,343	4,955
Industrial warehouses	90,161	2,429	50,415	494	36,823
Health care	98,900	10,664	51,596	16,479	20,161
Convenience stores	61,045	1,476	37,947	4,216	17,406
Retail	33,039	3,904	20,482	1,820	6,833
Restaurants	35,137	618	26,527	6,378	1,614
Auto dealerships	21,944	540	17,742	1,946	1,716
Other	171,043	5,666	81,758	35,321	48,298
Total owner-occupied loans	713,476	43,517	399,684	106,817	163,458

Loans secured by nonfarm, nonresidential properties	$1,425,774	$160,409	$771,425	$171,168	$322,772

(1) Excludes covered loans.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS December 31, 2011 ($ in thousands) (unaudited)

Note 3 – Loan Composition (continued)

	December 31, 2011

				Classified (3)
FLORIDA CREDIT QUALITY	Total Loans	Criticized Loans (1)	Special Mention (2)	Accruing	Nonimpaired Nonaccrual	Impaired Nonaccrual (4)
Construction, land development and other land loans:
Lots	$38,409	$13,371	$934	$9,484	$1,755	$1,198
Development	11,542	2,257	-	-	-	2,257
Unimproved land	44,085	27,011	20,038	2,750	441	3,782
1-4 family construction	1,130	-	-	-	-	-
Other construction	287	287	-	287	-	-
Construction, land development and other land loans	95,453	42,926	20,972	12,521	2,196	7,237
Commercial, commercial real estate and consumer	270,065	58,359	9,857	34,933	2,657	10,912

Total Florida loans	$365,518	$101,285	$30,829	$47,454	$4,853	$18,149

FLORIDA LOAN LOSS RESERVES BY LOAN TYPE	Total Loans	Loan Loss Reserves	Loan Loss Reserve % of Total Loans
Construction, land development and other land loans:
Lots	$38,409	$4,209	10.96%
Development	11,542	1,325	11.48%
Unimproved land	44,085	4,879	11.07%
1-4 family construction	1,130	21	1.86%
Other construction	287	72	25.09%
Construction, land development and other land loans	95,453	10,506	11.01%
Commercial, commercial real estate and consumer	270,065	10,811	4.00%

Total Florida loans	$365,518	$21,317	5.83%

(1)	Criticized loans equal all special mention and classified loans.
(2)	Special mention loans exhibit potential credit weaknesses that, if not resolved, may ultimately result in a more severe classification.
(3)	Classified loans include those loans identified by management as exhibiting well-defined credit weaknesses that may jeopardize repayment in full of the debt.
(4)
All nonaccrual loans over $500 thousand are individually assessed for impairment.  Impaired loans have been determined to be collateral dependent and assessed using a fair value approach.  Fair value estimates begin with appraised values, normally from recently received and reviewed appraisals.  Appraised values are adjusted down for costs associated with asset disposal.  At the time a loan is deemed to be impaired, the full difference between book value and the most likely estimate of the asset’s net realizable value is charged off.  However, as subsequent events dictate and estimated net realizable values decline, required reserves are established.

LOAN COMPOSITION - FLORIDA	12/31/2011	9/30/2011	6/30/2011	3/31/2011	12/31/2010
Loans secured by real estate:
Construction, land development and other land loans	$95,453	$101,450	$111,131	$122,445	$132,021
Secured by 1-4 family residential properties	57,773	62,236	65,532	69,552	72,114
Secured by nonfarm, nonresidential properties	160,409	160,701	174,655	177,943	183,250
Other real estate secured	10,847	11,046	12,852	13,472	14,038
Commercial and industrial loans	12,823	12,670	14,267	14,774	16,053
Consumer loans	1,173	1,241	1,256	1,476	1,487
Other loans	27,040	27,252	27,471	27,694	25,488
Loans	$365,518	$376,596	$407,164	$427,356	$444,451

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS - FLORIDA
Lots	$38,409	$41,099	$42,990	$44,742	$46,907
Development	11,542	11,885	13,086	20,524	21,144
Unimproved land	44,085	47,303	49,910	52,177	57,811
1-4 family construction	1,130	872	1,130	1,078	2,277
Other construction	287	291	4,015	3,924	3,882
Construction, land development and other land loans	$95,453	$101,450	$111,131	$122,445	$132,021

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS December 31, 2011 ($ in thousands) (unaudited)

Note 4 – Yields on Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended					Year Ended
	12/31/2011	9/30/2011	6/30/2011	3/31/2011	12/31/2010	12/31/2011	12/31/2010
Securities – Taxable	3.02%	3.26%	3.69%	3.77%	3.90%	3.43%	4.29%
Securities – Nontaxable	4.53%	4.39%	4.79%	5.02%	4.97%	4.67%	5.47%
Securities – Total	3.13%	3.35%	3.77%	3.87%	3.99%	3.52%	4.39%
Loans	5.37%	5.18%	5.25%	5.25%	5.29%	5.26%	5.32%
FF Sold & Rev Repo	0.38%	0.34%	0.41%	0.39%	0.44%	0.38%	0.39%
Other Earning Assets	3.72%	4.04%	4.17%	2.81%	3.15%	3.60%	3.53%
Total Earning Assets	4.71%	4.66%	4.83%	4.86%	4.94%	4.76%	5.09%

Interest-bearing Deposits	0.54%	0.61%	0.66%	0.70%	0.77%	0.63%	0.88%
FF Pch & Repo	0.15%	0.19%	0.22%	0.21%	0.23%	0.19%	0.20%
Other Borrowings	2.22%	2.75%	2.76%	1.72%	1.65%	2.26%	1.81%
Total Interest-bearing Liabilities	0.58%	0.65%	0.70%	0.71%	0.76%	0.66%	0.87%

Net interest margin	4.28%	4.17%	4.29%	4.30%	4.36%	4.26%	4.41%

As previously mentioned in Note 1 – Business Combinations, the fourth quarter’s net interest income included $3.8 million associated with the re-estimation of cash flows required by FASB ASC 310-30 accounting guidelines.  This re-estimation increased the yield on loans and earning assets by 25 basis points and 17 basis points, respectively.  Excluding this adjustment, the core net interest margin for the quarter and year ended December 31, 2011, equaled 4.10% and 4.21%, respectively.  The decline in the core net interest margin during the fourth quarter is primarily due to the downward repricing of TNB’s fixed rate assets as well as accelerated premium amortization related to the investment portfolio.

Note 5 – Mortgage Banking

Trustmark utilizes a portfolio of exchange-traded derivative instruments, such as Treasury note futures contracts and exchange-traded option contracts, to achieve a fair value return that offsets the changes in fair value of MSR attributable to interest rates. These transactions are considered freestanding derivatives that do not otherwise qualify for hedge accounting.  Changes in the fair value of these exchange-traded derivative instruments are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of MSR.  The MSR fair value represents the present value of future cash flows, which among other things includes decay and the effect of changes in interest rates.  Ineffectiveness of hedging the MSR fair value is measured by comparing the total hedge cost to the changes in the fair value of the MSR asset attributable to interest rate changes.  The impact of this strategy resulted in a net positive ineffectiveness of $4.4 million and $7.3 million for the years ended December 31, 2011 and 2010, respectively.

The following table illustrates the components of mortgage banking revenues included in noninterest income in the accompanying income statements:

	Quarter Ended					Year Ended
	12/31/2011	9/30/2011	6/30/2011	3/31/2011	12/31/2010	12/31/2011	12/31/2010
Mortgage servicing income, net	$3,725	$3,738	$3,713	$3,614	$3,577	$14,790	$13,927
Change in fair value-MSR from runoff	(2,122)	(2,039)	(1,455)	(1,291)	(2,506)	(6,907)	(7,305)
Gain on sales of loans, net	4,633	2,366	1,852	3,101	5,754	11,952	15,317
Other, net	133	2,926	448	(965)	(2,016)	2,542	94
Mortgage banking income before hedge ineffectiveness	6,369	6,991	4,558	4,459	4,809	22,377	22,033
Change in fair value-MSR from market changes	(2,842)	(7,614)	(4,931)	257	5,870	(15,130)	(8,943)
Change in fair value of derivatives	2,511	10,406	6,642	6	(6,177)	19,565	16,255
Net (negative) positive hedge ineffectiveness	(331)	2,792	1,711	263	(307)	4,435	7,312
Mortgage banking, net	$6,038	$9,783	$6,269	$4,722	$4,502	$26,812	$29,345

During the first quarter of 2010, Trustmark completed the final settlement of the sale of approximately $920.9 million in mortgages serviced for others, which reduced Trustmark’s MSR by approximately $8.5 million.  In addition, during December of 2010, Trustmark purchased approximately $53.9 million of GNMA serviced loans, which were subsequently sold to a third party.  Trustmark will retain the servicing for these loans, which are fully guaranteed by FHA/VA.  The effect of these transactions did not have a material impact on Trustmark's results of operations.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS December 31, 2011 ($ in thousands) (unaudited)

Note 6 – Other Noninterest Income

Other noninterest income consisted of the following for the periods presented ($ in thousands):

	Quarter Ended					Year Ended
	12/31/2011	9/30/2011	6/30/2011	3/31/2011	12/31/2010	12/31/2011	12/31/2010
Partnership amortization for tax credit purposes	$(2,690)	$(1,417)	$(1,137)	$(1,122)	$(2,031)	$(6,366)	$(4,504)
Bargain purchase gain on acquisition	-	-	7,456	-	-	7,456	-
Decrease in FDIC indemnification asset	(4,157)	-	-	-	-	(4,157)	-
Other miscellaneous income	1,919	1,651	1,466	1,884	4,101	6,920	8,997
Total other, net	$(4,928)	$234	$7,785	$762	$2,070	$3,853	$4,493

Trustmark invests in partnerships that provide income tax credits on a Federal and/or State basis (i.e., new market tax credits, low income housing tax credits or historical tax credits).  These investments are recorded based on the equity method of accounting, which requires the equity in partnership losses to be recognized when incurred and are recorded as a reduction in other income.  The income tax credits related to these partnerships are utilized as specifically allowed by income tax law and are recorded as a reduction in income tax expense.

As previously mentioned in Note 1 – Business Combinations, other income included a write-down of the FDIC indemnification asset of $4.2 million on covered loans as a result of loan payoffs and improved cash flow projections and lower loss expectations for loan pools.

Note 7 – Non-GAAP Financial Measures

In addition to capital ratios defined by generally accepted accounting principles (GAAP) and banking regulators, Trustmark utilizes various tangible common equity measures when evaluating capital utilization and adequacy.  Tangible common equity, as defined by Trustmark, represents common equity less goodwill and identifiable intangible assets.

Trustmark believes these measures are important because they reflect the level of capital available to withstand unexpected market conditions. Additionally, presentation of these measures allows readers to compare certain aspects of Trustmark’s capitalization to other organizations.  These ratios differ from capital measures defined by banking regulators principally in that the numerator excludes shareholders’ equity associated with preferred securities, the nature and extent of which varies across organizations.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators.  Because GAAP does not include these capital ratio measures, Trustmark believes there are no comparable GAAP financial measures to these tangible common equity ratios.  Despite the importance of these measures to Trustmark, there are no standardized definitions for them and, as a result, Trustmark’s calculations may not be comparable with other organizations. Also there may be limits in the usefulness of these measures to investors. As a result, Trustmark encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure. The following table reconciles Trustmark’s calculation of these measures to amounts reported under GAAP.

TRUSTMARK CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIALS December 31, 2011 ($ in thousands) (unaudited)

Note 7 - Non-GAAP Financial Measures (continued)
			Quarter Ended					Year Ended
			12/31/2011	9/30/2011	6/30/2011	3/31/2011	12/31/2010	12/31/2011	12/31/2010
	TANGIBLE COMMON EQUITY
	AVERAGE BALANCES
	Total shareholders' common equity		$1,223,101	$1,211,434	$1,181,776	$1,159,898	$1,160,058	$1,194,273	$1,144,481
Less:	Goodwill		(291,104)	(291,104)	(291,104)	(291,104)	(291,104)	(291,104)	(291,104)
	Identifiable intangible assets		(14,550)	(15,343)	(15,976)	(16,003)	(16,835)	(15,464)	(18,149)
	Total average tangible common equity		$917,447	$904,987	$874,696	$852,791	$852,119	$887,705	$835,228

	PERIOD END BALANCES
	Total shareholders' common equity		$1,215,037	$1,221,606	$1,192,770	$1,160,229	$1,149,484
Less:	Goodwill		(291,104)	(291,104)	(291,104)	(291,104)	(291,104)
	Identifiable intangible assets		(14,076)	(14,861)	(15,651)	(15,532)	(16,306)
	Total tangible common equity	(a)	$909,857	$915,641	$886,015	$853,593	$842,074

	TANGIBLE ASSETS
	Total assets		$9,727,007	$9,705,291	$9,698,451	$9,514,462	$9,553,902
Less:	Goodwill		(291,104)	(291,104)	(291,104)	(291,104)	(291,104)
	Identifiable intangible assets		(14,076)	(14,861)	(15,651)	(15,532)	(16,306)
	Total tangible assets	(b)	$9,421,827	$9,399,326	$9,391,696	$9,207,826	$9,246,492

	Risk-weighted assets	(c)	$6,576,953	$6,522,468	$6,556,690	$6,536,056	$6,672,174

NET INCOME ADJUSTED FOR INTANGIBLE AMORTIZATION
	Net income available to common shareholders		$24,258	$26,968	$31,602	$24,013	$25,160	$106,841	$100,636
Plus:	Intangible amortization net of tax		493	489	483	480	538	1,945	2,173
Net income adjusted for intangible amortization			$24,751	$27,457	$32,085	$24,493	$25,698	$108,786	$102,809

	Period end common shares outstanding	(d)	64,142,498	64,119,235	64,119,235	63,987,064	63,917,591

TANGIBLE COMMON EQUITY MEASUREMENTS
	Return on average tangible common equity 1		10.70%	12.04%	14.71%	11.65%	11.96%	12.25%	12.31%
	Tangible common equity/tangible assets	(a)/(b)	9.66%	9.74%	9.43%	9.27%	9.11%
	Tangible common equity/risk-weighted assets	(a)/(c)	13.83%	14.04%	13.51%	13.06%	12.62%
	Tangible common book value	(a)/(d)*1,000	$14.18	$14.28	$13.82	$13.34	$13.17

	TIER 1 COMMON RISK-BASED CAPITAL
	Total shareholders' equity		$1,215,037	$1,221,606	$1,192,770	$1,160,229	$1,149,484
	Eliminate qualifying AOCI		(3,121)	(19,606)	(3,674)	11,623	11,426
	Qualifying tier 1 capital		60,000	60,000	60,000	60,000	60,000
	Disallowed goodwill		(291,104)	(291,104)	(291,104)	(291,104)	(291,104)
	Adj to goodwill allowed for deferred taxes		11,625	11,273	10,920	10,568	10,215
	Other disallowed intangibles		(14,076)	(14,861)	(15,651)	(15,532)	(16,306)
	Disallowed servicing intangible		(4,327)	(4,366)	(5,011)	(5,360)	(5,115)
	Total tier 1 capital		$974,034	$962,942	$948,250	$930,424	$918,600
Less:	Qualifying tier 1 capital		(60,000)	(60,000)	(60,000)	(60,000)	(60,000)
	Total tier 1 common capital	(e)	$914,034	$902,942	$888,250	$870,424	$858,600

	Tier 1 common risk-based capital ratio	(e)/(c)	13.90%	13.84%	13.55%	13.32%	12.87%

1 Calculation = ((net income adjusted for intangible amortization/number of days in period)*number of days in year)/total average tangible common equity